Exhibit 99.1
NEWS RELEASE

May 15, 2007

FLEXIBLE SOLUTIONS ANNOUNCES FIRST QUARTER, 2007 FINANCIAL RESULTS
Conference call scheduled for Wednesday May 16th, 11:00am Eastern time, 8:00am Pacific Time
See dial in number below

VICTORIA, BRITISH COLUMBIA, May 15, 2007 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (AMEX: FSI, FRANKFURT: FXT), a developer and manufacturer of biodegradable and environmentally safe, water and energy conservation technology, as well as anti-scalant and crop nutrient enhancement products, today announces financial results for the first quarter (Q1) ended Mar 31, 2007.

Mr. Daniel B. O’Brien, CEO, states, “This was another great quarter for FSI even though operating revenues showed a slight decline. The decrease in sales was due in large to shipping problems. A shortage of liquid cargo containers available for shipping our products in March reduced FSI’s top line sales numbers for the quarter even though purchase orders were received. The Company does not book sales as revenue until product is shipped.”

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Sales in the first quarter (Q1), were $2,289,901, down slightly when compared to sales of $2,508,445, in the corresponding period a year ago. The result was an accounting net loss of $24,215, or $0.00 per basic weighted average shares for Q1, 2007.

•	Basic weighted average shares used in computing per share amounts for the quarters were 13,240,377 for 2007 and 12,981,316 for 2006.

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Non-GAAP operating cash flow:  For the 3 months ending Mar. 31, 2007 net income reflects $251,445 of non-cash charges (depreciation and stock option expenses) and, when non-cash charges are removed, the Company shows positive operating cash flow of $227,230 or $0.02 per share. This compares with operating cash flow of $433,989, or $0.03 per share, in the corresponding 3 months of 2006 (the 2006 cash flow number excludes Income tax recovery as detailed in the following table).

The NanoChem division continues to contribute substantially to sales and cash flow and, significant new opportunities have developed to further increase sales in this division. Also, opportunities to synergistically cross sell the products of all FSI divisions continue to generate leads to new business. The swimming pool and NanoChem divisions are cooperating to increase utilization of the Peru, Illinois factory while decreasing costs for the Company as a whole. Note that NanoChem sales are much less seasonal than those of our WaterSavr and Flexible Solutions Ltd divisions which has lead to less volatility in sales figures quarter over quarter.

* CEO, Dan O’Brien has scheduled a conference call for 11:00am EST, 8:00am PST, Wednesday May 16th  to discuss the financials. Call 866 249 6463 (or 303 262 2138). *

(TABLE FOLLOWS)

The above information and following table contains supplemental information regarding income from operations for the 3 months ended March 31 2007 and 2006. Adjustments to exclude depreciation, stock option expenses and one time charges are given give. This financial information is a non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the non-GAAP financial measures is as follows:

        FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
Consolidated Statement of Operations
For 3 Months Ended Mar 31 (3 Months Cash Flow)
(Unaudited)

	Unaudited
	Three months ended Mar 31
	2007		2006
Revenue	$2,289,901		$2,508,445
Net income (loss) GAAP	$(24,215)		$209,329
Net income (loss) per common share - basic. GAAP	$0.00		$0.02
Net income (loss) excluding Income tax recovery NON-GAAP	$(24,215)		$82,250
Net income (loss) per common share excluding “Other item” - basic. NON-GAAP	$0.00		$0.01
3 month weighted average shares used in computing per share amounts - basic. GAAP	13,240,377		12,981,316

Operating Cash Flow
Operating Cash flow (3 months). NON-GAAP	$227,230	a	$561,068	a
Operating Cash flow excluding Income tax recovery (3 month) - NON-GAAP	$227,230	a	$433,989	a
Operating Cash flow per share excluding Income tax recovery (3 months) - basic. NON-GAAP	$0.02	a	$0.03	a
Income tax recovery			$127,079
Non-cash Adjustments (3 month)	$251,445	b	$351,739	b

a)	Non-GAAP amounts exclude certain non-cash items, depreciation and stock option expenses. This is a 3 month number as per financials.
b)	Amount represents depreciation and stock option expenses.

Safe Harbor Provision
The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements.  Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties.  These forward-looking statements may be impacted, either positively or negatively, by various factors.  Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

Investor Contact BPC Financial John Baldissera Toll Free: 800.368.1217 Email: ir@barrettopacific.com	Flexible Solutions International - Head Office Jason Bloom Tel: 800.661.3560 Email: Info@flexiblesolutions.com